Exhibit 21

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



                                          SUBSIDIARIES OF THE REGISTRANT



                                                            Percentage             State of
                                                                of              Incorporation or
       Parent                      Subsidiary                Ownership           Organization
       ------                      ----------                ---------           ------------

Horizon Financial              Horizon Federal Savings          100%                Federal
 Services Corporation           Bank

Horizon Federal Savings        Horizon Investment               100%                  Iowa
 Bank                            Services, Inc.

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         The financial  statements of Horizon Financial Services Corporation are consolidated with those of its subsidiaries.